EXHIBIT 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	KOREA
2.	Korea South-East Power Co., Ltd.	KOREA
3.	Korea Midland Power Co., Ltd.	KOREA
4.	Korea Western Power Co., Ltd.	KOREA
5.	Korea Southern Power Co., Ltd.	KOREA
6.	Korea East-West Power Co., Ltd.	KOREA
7.	KEPCO Engineering & Construction Company, Inc.	KOREA
8.	KEPCO Plant Service & Engineering Co., Ltd.	KOREA
9.	KEPCO Nuclear Fuel Co., Ltd.	KOREA
10.	KEPCO KDN Co., Ltd.	KOREA
11.	KEPCO International HongKong Ltd.	HONG KONG
12.	KEPCO International Philippines Inc.	PHILIPPINES
13.	KEPCO Gansu International Ltd.	HONG KONG
14.	KEPCO Philippines Holdings Inc.	PHILIPPINES
15.	KEPCO Philippines Corporation	PHILIPPINES
16.	KEPCO Ilijan Corporation	PHILIPPINES
17.	KEPCO Neimenggu International Ltd.	HONG KONG
18.	KEPCO Shanxi International Ltd.	HONG KONG
19.	KOMIPO Global Pte Ltd.	SINGAPORE
20.	KEPCO Netherlands B.V.	NETHERLANDS
21.	KEPCO Australia Pty., Ltd.	AUSTRALIA
22.	KOSEP Australia Pty., Ltd.	AUSTRALIA
23.	KOMIPO Australia Pty., Ltd.	AUSTRALIA
24.	KOWEPO Australia Pty., Ltd.	AUSTRALIA
25.	KOSPO Australia Pty., Ltd.	AUSTRALIA
26.	KEPCO Middle East Holding Company	BAHRAIN
27.	Qatrana Electric Power Company	JORDAN
28.	KHNP Canada Energy Ltd.	CANADA
29.	KEPCO Bylong Australia Pty., Ltd.	AUSTRALIA
30.	Korea Waterbury Uranium Limited Partnership	CANADA
31.	KEPCO Holdings de Mexico	MEXICO
32.	KST Electric Power Company, S.A.P.I. de C.V.	MEXICO
33.	KEPCO Energy Service Company	MEXICO
34.	KEPCO Netherlands S3 B.V.	NETHERLANDS
35.	PT. KOMIPO Pembangkitan Jawa Bali	INDONESIA
36.	PT. Cirebon Power Service	INDONESIA
37.	KOWEPO International Corporation	PHILIPPINES
38.	KOSPO Jordan LLC	JORDAN
39.	EWP America Inc.	USA
40.	EWP Renewable Corporation	USA
41.	KNF Canada Energy Limited	CANADA
42.	EWP Barbados 1 SRL	BARBADOS
43.	California Power Holdings, LLC	USA
44.	Gyeonggi Green Energy Co., Ltd.	KOREA
45.	PT. Tanggamus Electric Power	INDONESIA
46.	Gyeongju Wind Power Co., Ltd.	KOREA
47.	KOMIPO America Inc.	USA

	Consolidated subsidiaries	Jurisdiction of Incorporation
48.	PT. EWP Indonesia	INDONESIA
49.	KEPCO Netherlands J3 B.V.	NETHERLANDS
50.	Korea Offshore Wind Power Co., Ltd.	KOREA
51.	Global One Pioneer B.V.	NETHERLANDS
52.	Global Energy Pioneer B.V.	NETHERLANDS
53.	Mira Power Limited	PAKISTAN
54.	KOSEP Material Co., Ltd.	KOREA
55.	Commerce and Industry Energy Co., Ltd.	KOREA
56.	KEPCO KPS Philippines Corp.	PHILIPPINES
57.	KOSPO Chile SpA	CHILE
58.	PT. KOWEPO Sumsel Operation And Maintenance Services	INDONESIA
59.	Hee Mang Sunlight Power Co., Ltd.	KOREA
60.	Fujeij Wind Power Company	JORDAN
61.	KOSPO Youngnam Power Co., Ltd.	KOREA
62.	Chitose Solar Power Plant LLC	JAPAN
63.	KEPCO Energy Solution Co., Ltd.	KOREA
64.	KEPCO Solar Co., Ltd.	KOREA
65.	KOSPO Power Services Ltda.	CHILE
66.	Energy New Industry Specialized Investment Private Investment Trust	KOREA
67.	KOEN Bylong Pty., Ltd.	AUSTRALIA
68.	KOMIPO Bylong Pty., Ltd.	AUSTRALIA
69.	KOWEPO Bylong Pty., Ltd.	AUSTRALIA
70.	KOSPO Bylong Pty., Ltd.	AUSTRALIA
71.	EWP Bylong Pty., Ltd.	AUSTRALIA
72.	KOWEPO Lao International	LAOS
73.	KEPCO Mangilao Holdings LLC	USA
74.	Mangilao Investment LLC	USA
75.	KEPCO Mangilao Solar, LLC	USA
76.	Jeju Hanlim Offshore Wind Co., Ltd.	KOREA
77.	PT. Siborpa Eco Power	INDONESIA
78.	BSK E-New Industry Fund VII	KOREA
79.	e-New Industry LB Fund 1	KOREA
80.	Songhyun e-New Industry Fund	KOREA
81.	BSK E-New Industry Fund X	KOREA
82.	PT. Korea Energy Indonesia	INDONESIA
83.	KOLAT SpA	CHILE
84.	KEPCO California, LLC	USA
85.	KEPCO Mojave Holdings, LLC	USA
86.	Incheon Fuel Cell Co., Ltd.	KOREA
87.	KOEN Service Co., Ltd.	KOREA
88.	KOMIPO Service Co., Ltd.	KOREA
89.	KOWEPO Service Co., Ltd.	KOREA
90.	KOSPO Service Co., Ltd.	KOREA
91.	EWP Service Co., Ltd.	KOREA
92.	PT. KOMIPO Energy Indonesia	INDONESIA
93.	KNF Partners Co., Ltd.	KOREA
94.	KOSPO USA Inc.	USA
95.	Nambu USA LLC	USA
96.	Tamra Offshore Wind Power Co., Ltd.	KOREA
97.	KEPCO MCS Co., Ltd.	KOREA
98.	KEPCO FMS Co., Ltd.	KOREA

	Consolidated subsidiaries	Jurisdiction of Incorporation
99.	Firstkeepers Co., Ltd.	KOREA
100.	Secutec Co., Ltd.	KOREA
101.	SE Green Energy Co., Ltd.	KOREA
102.	Mangilao Intermediate Holdings LLC	USA
103.	KEPCO CSC Co., Ltd.	KOREA
104.	KOAK Power Limited	PAKISTAN
105.	KOMIPO Europe B.V.	NETHERLANDS
106.	Haenanum Energy Fund	KOREA
107.	Paju Ecoenergy Co., Ltd.	KOREA
108.	Guam Ukudu Power LLC	USA
109.	K-SOLAR SHINAN Co., Ltd. (formerly known as TS Energy No. 25 Co., Ltd.)	KOREA
110.	KPS Partners Co., Ltd.	KOREA
111.	KEPCO E&C Service Co., Ltd.	KOREA
112.	Moha solar Co., Ltd.	KOREA
113.	Ogiri Solar Power Co., Ltd.	KOREA
114.	KHNP USA LLC	USA
115.	KOMIPO Vanphong Power Service LLC	VIETNAM
116.	Energy Innovation Fund I	KOREA
117.	KHNP Chile SpA	CHILE
118.	Yeong Yang Apollon Photovoltaic Co., Ltd.	KOREA
119.	Yeong Yang Corporation Co., Ltd.	KOREA
120.	SolarVader Co., Ltd.	KOREA
121.	Yeong Yang Innovation Co., Ltd.	KOREA
122.	Yeong Yang Horus Photovoltaic Co., Ltd.	KOREA
123.	Yeong Yang Solar Management Co., Ltd.	KOREA
124.	LSG Hydro Power Limited	PAKISTAN
125.	KOEN Bio Co., Ltd.	KOREA
126.	KOMIPO Energy Solution America, LLC	USA
127.	Elara Investment Holdings, LLC	USA
128.	Elara Equity Holdings, LLC	USA
129.	Elara Class B Holdings, LLC	USA
130.	Elara Class B Member, LLC	USA
131.	Elara Development Holdings, LLC	USA
132.	KOMIPO Development, LLC (formerly known as Elara Development, LLC)	USA
133.	Elara Energy Holdings, LLC	USA
134.	Elara Energy Project, LLC	USA
135.	KOMIPO Iberian Solar Group, S.L.U.	SPAIN
136.	Jeongam Wind Power Co., Ltd.	KOREA
137.	KOWEPO Europe B.V.	NETHERLANDS
138.	CVS Equity Holdings, LLC	USA
139.	CVS Class B Holdings, LLC	USA
140.	CVS Development Holdings, LLC	USA
141.	CVS Development, LLC	USA
142.	CVS Class B Member, LLC	USA
143.	CVS Energy Holdings, LLC	USA
144.	Concho Valley Energy, LLC	USA
145.	Concho Valley Solar, LLC	USA
146.	Yeongdeok Sunrise Wind Power Co., Ltd.	KOREA
147.	UI Carbon-Neutrality Fund	KOREA
148.	KA Power Limited	PAKISTAN
149.	Western Power Changgi Solar Co., Ltd.	KOREA

	Consolidated subsidiaries	Jurisdiction of Incorporation
150.	EWP Australia Pty., Ltd.	AUSTRALIA
151.	Columboola Solar Farm Hold Co Pty., Ltd.	AUSTRALIA
152.	Digital Innovation Growth Fund	KOREA
153.	J Wind First, LLC	KOREA
154.	KEPCO Holding Company	SAUDI ARABIA
155.	KEPCO for Maintenance Company	SAUDI ARABIA
156.	KOSPO Trumbull LLC	USA
157.	Changjuk Wind Power Co., Ltd.	KOREA
158.	Chile Solar JV SpA	CHILE
159.	KEPCO KPS South Africa Pty., Ltd.	REPUBLIC OF SOUTH AFRICA
160.	KOWEPO Holding Limited	UNITED ARAB EMIRATES
161.	Magna Energy New Industrial Fund	KO
162.	Columboola Solar Farm Nominees Pty., Ltd.	AUSTRALIA
163.	Columboola Solar Farm Op Trust	AUSTRALIA
164.	Columboola Solar Farm Fin Co Pty., Ltd.	AUSTRALIA
165.	EWP ESS Holdings, LLC	USA
166.	Fairhaven ESS LLC	USA

All of the foregoing entities do business under their respective names set forth above.

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